Exhibit 99.1

Contact:	Doug Guarino	Director of Corporate Relations	781-647-3900
	Jon Russell	Vice President of Finance
INVERNESS MEDICAL INNOVATIONS ANNOUNCES
FOURTH QUARTER 2006 RESULTS

WALTHAM, MA...February 26, 2007...Inverness Medical Innovations, Inc. (AMEX: IMA), a leading manufacturer and supplier of rapid diagnostic products for the consumer and professional markets, today announced its financial results for the quarter ended December 31, 2006.
In the fourth quarter of 2006, the Company recorded net revenue of $157.0 million compared to net revenue of $121.4 million in the fourth quarter of 2005. The revenue increase was primarily due to 11.5% currency-adjusted organic growth and increased sales contributed by our acquisition of Innovacon during the first quarter of 2006.
For the fourth quarter of 2006, the net income prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) was $6.0 million, or $0.15 per diluted common share, compared to a net loss of $7.3 million, or $0.27 per common share, for the fourth quarter of 2005. The Company reported adjusted cash basis net income of $13.8 million, or $0.34 per diluted common share for the fourth quarter of 2006, compared to adjusted cash basis net loss of $3.2 million, or $0.12 per common share for the fourth quarter of 2005. Included in net income in the fourth quarter of 2006 was the impact of a favorable settlement of a prior year dispute which totaled $4.3 million, net of tax, or $0.11 per diluted common share.
The Company’s GAAP results for the fourth quarter of 2006 include amortization of $5.4 million, a $1.2 million restructuring charge and $1.6 million of non-cash stock-based compensation expense. The $0.3 million net loss on dispositions during the quarter resulted from the finalization of the Company’s disposition of the Scandinavian Micro Biodevices ApS (SMB) research operation. GAAP results for the fourth quarter of 2005 include amortization of $3.9 million and a $0.9 million restructuring charge to cost of sales and operating expenses. These amounts, net of tax, have been excluded from the adjusted cash basis net income or loss per common share for the respective quarters.
A detailed reconciliation of the Company’s adjusted cash basis net income or loss, which is a non-GAAP financial measure, to net loss under GAAP, as well as a discussion regarding this non-GAAP financial measure, is included in the schedules to this press release.

The Company will host a conference call beginning at 10:00 a.m. (Eastern Time) today, February 26, 2007, to discuss these results as well as other corporate matters. During the conference call, the Company may answer questions concerning business and financial developments and trends and other business and financial matters. The Company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.
The conference call can be accessed by dialing 973-582-2772 (domestic and international), an access code is not required, or via a link on the Inverness website at www.invernessmedical.com. It is also available via link at http://orion.calleci.com/servlet/estreamgetevent?id=7574&folder=webstream using Real Player or via link at http://orion.calleci.com/servlet/estreamgetevent?id=7573&folder=webstream using Windows Media. A telephone replay of the call will be available by dialing 973-341-3080 (domestic and international) with an access code of 8442597. That replay will be available until 12:00 midnight (Eastern Time) on March 1, 2007. An on demand webcast of the call will be available at the Inverness website (www.invernessmedical.com/News.cfm) two hours after the end of the call and will be accessible for 30 days. Additionally, reconciliations to non-GAAP financial measures not included in this press release that may be discussed during the call will also be available at the same website beginning shortly before the conference call and will continue to be available on this website for 30 days.
For more information about Inverness Medical Innovations, please visit our website at www.invernessmedical.com.
Inverness Medical Innovations is a leading global developer of advanced diagnostic devices and is presently exploring new opportunities for its proprietary electrochemical and other technologies in a variety of professional diagnostic and consumer-oriented applications including immuno-diagnostics with a focus on women’s health and cardiology. The Company’s new product development efforts, as well as its position as a leading supplier of consumer pregnancy and fertility/ovulation tests and rapid point-of-care diagnostics, are supported by the strength of its intellectual property portfolio. The Company is headquartered in Waltham, Massachusetts.
Source: Inverness Medical Innovations

Inverness Medical Innovations, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and
Reconciliation to Non-GAAP Adjusted Cash Basis Amounts
(in $000s, except per share amounts)

	Three Months Ended December 31, 2006						Three Months Ended December 31, 2005
					Non-GAAP						Non-GAAP
					Adjusted						Adjusted
			Non-GAAP		Cash		GAAP		Non-GAAP		Cash
	GAAP		Adjustments		Basis (a)		Restated		Adjustments		Basis (a)

Net revenue	$157,008		$—		$157,008		$121,365		$—		$121,365
Cost of sales	89,680		(3,906	)(b) (c) (d)	85,774		75,590		(2,368	)(b) (c)	73,222

Gross profit	67,328		3,906		71,234		45,775		2,368		48,143
Gross margin	43%				45%		38%				40%

Operating expenses:
Research and development	13,917		(1,460	)(b) (c) (d)	12,457		10,404		(850	)(b) (c)	9,554
Selling, general and administrative	44,584		(2,493	)(b) (c) (d)	42,091		34,979		(1,405	)(b) (c)	33,574
Loss on dispositions, net	307		(307	)(e)	—		—		—		—

Operating income	8,520		8,166		16,686		392		4,623		5,015
Interest and other income (expense), net	(650)		177	(c)	(473)		(6,266)		(232	)(b)	(6,498)
Income tax provision	1,843		552	(f)	2,395		1,464		207	(f)	1,671

Net income (loss)	$6,027		$7,791		$13,818		$(7,338)		$4,184		$(3,154)

Net income (loss) per common share:
Basic	$0.15				$0.36		$(0.27)				$(0.12)

Diluted	$0.15	(g)			$0.34	(g)	$(0.27	)(h)			$(0.12	)(h)

Weighted average common shares — basic	38,885				38,885		27,327				27,327
Weighted average common shares — diluted	40,715	(g)			40,715	(g)	27,327	(h)			27,327	(h)
(a) In calculating net income or loss on an adjusted cash basis, the Company excludes from net income or loss (i) certain non-cash charges including amortization expense and stock-based compensation expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business. In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant. Management believes that excluding such charges and income from income or loss allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner. Due to the frequency of their occurrence in its business, the Company does not adjust net income or loss for the costs associated with litigation, including payments made or received through settlements. It should be noted that “net income or loss on an adjusted cash basis” is not a standard financial measurement under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP.
(b) Restructuring charge associated with the decision to close facilities of $1.2 million and $0.9 million for the three months ended December 31, 2006 and 2005, respectively. The $1.2 million charge for the three months ended December 31, 2006 was charged to cost of sales. The $0.9 million charge for the three months ended December 31, 2005 includes: $0.6 million charged to cost of sales, $0.1 million charged to selling, general and administrative expense and $0.2 million charged to other expense. These charges have been excluded from net income or loss because they have a significant impact on results yet do not occur on a consistent or regular basis in the Company’s business.
(c) Amortization expense of $5.4 million and $3.9 million included in the fourth quarter of 2006 and 2005 GAAP results, respectively, including $2.7 million and $1.7 million charged to cost of sales, $1.0 million and $0.8 million charged to research and development and $1.5 million and $1.4 million charged to selling, general and administrative expense in the respective quarters, with $0.2 million charged to other income during the 2006 quarter.
(d) Compensation costs associated with stock-based compensation expense of $1.6 million, including $0.1 million charged to cost of sales, $0.5 million charged to research and development and $1.0 million charged to selling, general and administrative expense.
(e) Loss of $0.3 million associated with management’s decision to dispose of our SMB research facility.
(f) Tax effect on adjustments as discussed above in notes (b), (c) and (d).
(g) Included in the weighted average dilutive common shares for the calculation of net income per common share for the three months ended December 31, 2006, under GAAP and on an adjusted cash basis, are dilutive shares consisting of 1,830,000 common stock equivalent shares from the potential exercise of stock options and warrants.
(h) For the three months ended December 31, 2005, potential diluted shares were not used in the calculation of diluted net loss per common share under GAAP and on an adjusted cash basis because inclusion thereof would be antidulutive.

Inverness Medical Innovations, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and
Reconciliation to Non-GAAP Adjusted Cash Basis Amounts
(in $000s, except per share amounts)

	Year Ended December 31, 2006						Year Ended December 31, 2005
					Non-GAAP						Non-GAAP
					Adjusted						Adjusted
			Non-GAAP		Cash				Non-GAAP		Cash
	GAAP		Adjustments		Basis (a)		GAAP		Adjustments		Basis (a)

Net revenue	$569,454		$—		$569,454		$421,850		$300	(b)	$422,150
Cost of sales	340,231		(21,036	)(c) (d) (e)	319,195		269,538		(12,543	)(b) (c) (d)	256,995

Gross profit	229,223		21,036		250,259		152,312		12,843		165,155
Gross margin	40%				44%		36%				39%

Operating expenses:
Research and development	53,666		(12,504	)(c) (d) (e)	41,162		30,992		(2,802	)(c) (d)	28,190
Selling, general and administrative	165,688		(11,648	)(c) (d) (e)	154,040		132,093		(3,661	)(c) (d)	128,432
Loss on dispositions, net	3,498		(3,498	)(f)	—		—		—		—

Operating income (loss)	6,371		48,686		55,057		(10,773)		19,306		8,533
Interest and other income (expense), net	(17,486)		(2,776	)(c) (d) (g)	(20,262)		(1,617)		(132	)(g)	(1,749)
Income tax provision	5,727		1,962	(h)	7,689		6,819		745	(h)	7,564

Net (loss) income	$(16,842)		$43,948		$27,106		$(19,209)		$18,429		$(780)

Net (loss) income per common share:
Basic	$(0.49)				$0.79		$(0.79)				$(0.03)

Diluted	$(0.49	)(i)			$0.76	(j)	$(0.79	)(i)			$(0.03	)(j)

Weighted average common shares — basic	34,109				34,109		24,358				24,358
Weighted average common shares — diluted	34,109	(i)			35,578	(j)	24,358	(i)			24,358	(j)
(a) In calculating net income or loss on an adjusted cash basis, the Company excludes from net income or loss (i) certain non-cash charges including amortization expense and stock-based compensation expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business. In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant. Management believes that excluding such charges and income from income or loss allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner. Due to the frequency of their occurrence in its business, the Company does not adjust net income or loss for the costs associated with litigation, including payments made or received through settlements. It should be noted that “net income or loss on an adjusted cash basis” is not a standard financial measurement under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP.
(b) Product recall charge of $1.6 million in the year ended December 31, 2005, including $1.3 million charged to cost of sales in 2005 GAAP results, which constitutes a charge having a significant negative impact on results yet does not occur on a consistent or regular basis in our business.
(c) Restructuring charge associated with the decision to close facilities of $8.9 million and $5.1 million for the year ended December 31, 2006 and 2005, respectively. The $8.9 million charge for the year ended December 31, 2006 includes: $9.5 million charged to cost of sales, $2.9 million charged to research and development and $0.8 million charged to selling, general and administrative expense, offset by a $4.3 million net foreign currency gain resulting from the closure of our CDIL operation in Ireland recorded to other income. The $5.1 million charge for the year ended December 31, 2005 includes: $4.1 million charged to cost of sales, $0.5 million charged to research and development, $0.3 million charged to selling, general and administrative expense and $0.2 million to other expense. These charges have been excluded from net income or loss because they have a significant impact on results yet do not occur on a consistent or regular basis in the Company’s business.
(d) Amortization expense of $21.8 million and $12.8 million for the year 2006 and 2005 GAAP results, respectively, including $11.2 million and $7.1 million charged to cost of sales, $3.3 million and $2.4 million charged to research and development and $7.1 million and $3.3 million charged to selling, general and administrative expense in the respective periods, with $0.2 million charged to other expense during 2006. 2006 research and development expense also includes a write-off of $5.0 million associated with the value of in-process research and development costs incurred in connection with our acquisition of Clondiag.
(e) Compensation costs of $5.5 million associated with stock-based compensation expense, including $0.4 million charged to cost of sales, $1.4 million charged to research and development and $3.7 million charged to selling, general and administrative expense.
(f) A net loss of $3.5 million resulting from a loss of $4.9 million associated with management’s decision to dispose of our SMB research operation, offset by a $1.4 million gain on the sale of an idle manufacturing facility.
(g) Write-off of debt origination costs upon early extinguishment of related debt, which constitutes a charge having a significant negative impact on results yet does not occur on a consistent or regular basis in our business in the amount of $1.3 million and $0.1 million for the year ended December 31, 2006 and 2005, respectively.
(h) Tax effect on adjustments as discussed above in notes (b), (c), (d) and (e).
(i) For the year ended December 31, 2006 and 2005, under GAAP, and for the year ended December 31, 2005, on an adjusted cash basis, potential dilutive shares were not used in the calculation of diluted net loss per common share because inclusion thereof would be antidilutive.
(j) Included in the weighted average dilutive common shares for the calculation of net income per common share for the year ended December 31, 2006, on an adjusted cash basis, are dilutive shares consisting of 1,469,000 common stock equivalent shares from the potential exercise of stock options and warrants.

Inverness Medical Innovations, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in $000s)

	December 31,	December 31,
	2006	2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$71,104	$34,270
Accounts receivable, net	100,388	70,476
Inventories	78,322	71,209
Prepaid expenses and other current assets	23,364	18,378

Total current assets	273,178	194,333

PROPERTY, PLANT AND EQUIPMENT, NET	82,312	72,211
GOODWILL AND OTHER INTANGIBLE ASSETS, NET	679,002	510,491
DEFERRED FINANCING COSTS AND OTHER ASSETS, NET	63,153	14,131

Total assets	$1,097,645	$791,166

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of notes payable	$8,088	$2,909
Other current liabilities	134,143	106,901

Total current liabilities	142,231	109,810

LONG-TERM LIABILITIES:
Notes payable, net of current portion	194,888	259,595
Other long-term liabilities	46,388	24,453

Total long-term liabilities	241,276	284,048

REDEEMABLE CONVERTIBLE PREFERRED STOCK	—	—

TOTAL STOCKHOLDERS’ EQUITY	714,138	397,308

Total liabilities and stockholders’ equity	$1,097,645	$791,166